UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Vical Incorporated

(Name of Registrant as Specified In Its Charter)

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VICAL INCORPORATED   Return Address Line 1  Return Address Line 2  Return Address Line 3  51 MERCEDES WAY  EDGEWOOD NY 11717   Investor Address Line 1  Investor Address Line 2  Investor Address Line 3  Investor Address Line 4  Investor Address Line 5  John Sample  1234 ANYWHERE STREET  ANY CITY, ON A1A 1A1    May 23, 2018   Annual Meeting  March 28, 2018   May 23, 2018 8:00 AM PDT  Cooley, LLP  4401 Eastgate Mall  San Diego, California  92121   0000366388_1 R1.0.1.17

1. Annual Report 2. Notice & Proxy Statement  Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment  advisor. Please make the request as instructed above on or before May 10, 2018 to facilitate timely delivery.   0000366388_2 R1.0.1.17

The Board of Directors recommends that you  vote FOR the following:   1.  Election of Directors  Nominees  01  Richard M. Beleson 02 R. Gordon Douglas 03 George J. Morrow   The Board of Directors recommends you vote FOR the following proposal(s):   2  To amend the Company's Amended and Restated Stock Incentive Plan to increase the aggregate number of shares of  the Company's common stock authorized for issuance under the plan by 500,000 shares.   3  To approve, on an advisory basis, the compensation of the Company's named executive officers, as described in  the accompanying proxy statement.   4  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the  independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.   NOTE: Such other business as may properly come before the meeting or any adjournment thereof.   0000366388_3 R1.0.1.

0000366388_4 R1.0.1.17